ASSIGNMENT AND ASSUMPTION
                              OF
                  PURCHASE AND SALE AGREEMENT


      THIS ASSIGNMENT made and entered into this 24th day of May, 2006, by and between AEI FUND MANAGEMENT, INC., a Minnesota corporation, ("Assignor") and AEI INCOME & GROWTH FUND 24 LLC, a Delaware limited liability company, whose corporate managing member is AEI Fund Management, XXI, Inc., a Minnesota corporation, and AEI INCOME & GROWTH FUND 26 LLC, a Minnesota limited partnership, whose corporate managing member is AEI Fund Management XXI, Inc., a Minnesota corporation (as tenants in common, together collectively referred to as "Assignee");

     WITNESSETH, that:

      WHEREAS, on the 9th day of March, 2006, Assignor entered into an Purchase and Sale Agreement (hereinafter referred to as the "Agreement") for that certain property located at 65 North University Blvd., Middletown, Ohio which is more particularly described within the Agreement, (the "Property") with Blue Bell Partner LLC, a Ohio limited liability company, as Seller; and

      WHEREAS, Assignor desires to assign its right, title and interest in and to the Agreement regarding the Property to AEI Income & Growth Fund 24 LLC, an undivided forty-five percent (45.0%) interest as a tenant in common, and AEI Income & Growth Fund 26 LLC, an undivided fifty-five percent (55.0%) as a tenant in common, and Assignee desires to assume all of Assignor's rights, title and interest in, to and under the Agreement regarding the Property as hereinafter provided;

     NOW, THEREFORE, for One Dollar ($1.00) and other good and
valuable   consideration,   receipt   of   which   is   hereby
acknowledged, it is hereby agreed between the parties as follows:

     1. Assignor assigns all of its rights, title and interest in, to and under the Agreement regarding the Property to Assignee, to have and to hold the same unto the Assignee, its successors and assigns;

     2. Assignee hereby assumes all rights, promises, covenants, conditions and obligations under the Agreement regarding the Property to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Agreement;

All other terms and conditions of the Agreement shall remain unchanged and continue in full force and effect.

ASSIGNOR:

AEI FUND MANAGEMENT, INC.,
a Minnesota corporation


By: /s/ Robert P Johnson
Name:   Robert P Johnson
Title:  President


ASSIGNEE:

AEI INCOME & GROWTH FUND 24 LLC,
a Delaware limited liability company

By:  AEI Fund Management XXI, Inc.,
     a Minnesota corporation, its Managing Member


By: /s/ Robert P Johnson
Name:   Robert P Johnson
Title:  President


AEI INCOME & GROWTH FUND 26 LLC,
a Delaware limited liability company

By:  AEI Fund Management XXI, Inc.,
     a Minnesota corporation, its Managing Member


By: /s/ Robert P Johnson
Name:   Robert P Johnson
Title:  President




         FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT


       THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT ("Amendment") is made and entered into by and between BLUE BELL PARTNERS, LLC, an Ohio limited liability company ("Seller") and AEI FUND MANAGEMENT, INC., a Minnesota corporation ("Buyer").


                           WITNESSETH:


     WHEREAS, the Seller and the Buyer entered into that certain Purchase and Sale Agreement dated March 9, 2006 (the "Agreement"), for the sale and purchase of real property located at 65 North University Blvd., Middletown, OH 45042, said Property being more particularly described in the Agreement.

      WHEREAS, Seller and Buyer hereby agree to amend the Agreement on the terms and conditions hereinafter appearing.

      NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereby amend the Agreement and agree as follows:

      1. Purchase Price. Section 4 of the Agreement is hereby amended to provide that the purchase price for the Property is $1,820,400 (the "Purchase Price").

     2. Except as amended or modified by this Amendment, all terms and conditions of the Agreement shall remain unchanged and in full force and effect. In the event of any conflict between the terms and conditions of the Amendment and those of the Agreement, this Amendment shall be controlling.

     3. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.


         [SIGNATURES TO CONTINUE ON THE FOLLOWING PAGE]



     IN WITNESS WHEREOF, Buyer and Seller have entered into this Amendment on this 5th day of April, 2006.


                         "SELLER"

                         BLUE BELL PARTNERS, LLC



                         By:  /s/ David A Kitzmiller
                         Its:  Authorized Member



                         "BUYER"

                         AEI FUND MANAGEMENT, INC.


                         By: /s/ Robert P Johnson
                         Name:   Robert P Johnson
                         Title:  President






                  PURCHASE AND SALE AGREEMENT



      This Purchase and Sale Agreement (the "Agreement") entered into as of this 9th day of March, 2006, by and between  BLUE  BELL  PARTNERS, LLC, an Ohio limited  liability company (the "Seller") and AEI FUND MANAGEMENT, INC., a Minnesota corporation, or its assigns (the "Buyer"). The date on which last party hereto executes this Agreement is hereafter referred to as the "Effective Date".

     In consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are herby mutually acknowledged, the parties hereto covenant and agree as follows:

     1. PROPERTY. Seller is the owner of a parcel of real property, with all improvements thereon, known generally as an Advance Auto Parts store located at 65 North University Blvd., Middletown, Ohio 45042, currently leased for use as an auto parts store, such property being more particularly described on Exhibit "A" attached hereto (collectively, the "Property"). The Property includes all of Seller's rights and interests in and to all buildings and other improvements on or within or appurtenant thereto, including easements, covenants, and such warranties as Seller may own and that are assignable. Seller wishes to sell and Buyer wishes to purchase the Property on the terms and conditions set forth herein.

     2. LEASE. The Property is being sold subject to an existing Lease of the Property, dated July 22, 2004 (the "Lease") by and between Seller, as lessor, and Advance Stores Company, Incorporated, as lessee (the "Tenant"). Buyer shall have the right to review and approve such Lease during the Due Diligence Period, in Buyer's sole discretion.

     3. CLOSING DATE. The closing date on the Buyer's purchase of the Property shall be fifteen (15) business days from the expiration of the Due Diligence Period, as defined in
Section 8 below, or 10 business days from the expiration of the Adverse Change Review Period, if any should be occasioned as set forth below in Section 8.03, whichever is later (the "Closing Date"). However, the Closing Date may be extended pursuant to the provisions of Section 6.

     4. PURCHASE PRICE. The purchase price for the Property is $1,830,400.00 (the "Purchase Price"), If all conditions precedent to Buyer's obligations to purchase have been satisfied, Buyer shall deposit the Purchase Price with the Closing Agent as defined below, on or before the Closing Date.

      Within three (3) business days of Effective Date of this Agreement, Buyer will deposit $25,000.00 (the "Earnest Money") in an interest bearing account with Chicago Title Insurance Company, 36 E. 7th Street, Suite 2430, Cincinnati, Ohio 45202, Attn: Ruth Brunner (the "Closing Agent" or "Title Company").

     If for any reason this Agreement is terminated prior to the expiration of the Due Diligence Period, or the Adverse Change Review Period, if such occurs because of the unanticipated occurrence of Adverse Change Due Diligence Documents as defined below in Section 8.03, then the Earnest Money and any interest accrued thereon shall be immediately returned to Buyer. If the transaction contemplated hereby proceeds to Closing, the Earnest Money shall be paid to Seller at Closing and Buyer shall receive a credit against the Purchase Price payable hereunder in the amount of the Earnest Money plus interest accrued thereon. If the Buyer does not terminate this Agreement as set forth herein, the Earnest Money shall thereafter be deemed non-refundable, except to the extent any of the contingencies to Buyer's performance hereunder (including without limitation, Seller's performance of its obligations hereunder) shall not be satisfied.

      The balance of the Purchase Price in cash is to be deposited by Buyer into an escrow account with the Closing
Agent on or before the Closing Date.

     5. ESCROW. Escrow shall be opened by Seller with the Closing Agent upon execution of this Agreement. A copy of this Agreement will be delivered to the Closing Agent by Seller and will serve as escrow instructions together with any additional instructions required by Seller and/or Buyer or their respective counsels. Seller and Buyer agree to cooperate with the Closing Agent and sign any additional instructions reasonably required by the Closing Agent to close escrow. If there is any conflict between any other instructions and this Agreement, this Agreement shall control.

     6. TITLE. Seller shall order upon the Effective Date of this Agreement, at its sole expense, a commitment for an ALTA Owner's Policy of Title Insurance (most recent edition) issued by the Closing Agent (the "Title Company"), insuring marketable title in the Property, subject only to such matters as Buyer may approve and contain such endorsements as Buyer may require that are available for a property in Ohio, including extended coverage and owner's comprehensive coverage (the "Title Commitment"). The Title Commitment shall show Seller as the present fee owner of the Property and show Buyer as the fee owner to be insured.

The Title Commitment shall also include:

  a) an itemization of all outstanding and pending special assessments and an itemization of taxes affecting the Property and the tax year to which they relate;

  b) shall state whether taxes are current and if not, show the amounts unpaid;

  c) the tax parcel identification numbers and whether the tax parcel includes property other than the Property to be purchased.

All   easements,  restrictions,  documents  and  other   items
affecting  title shall be listed in Schedule "B" of the  Title
Commitment.    Copies   of  all  instruments   creating   such
exceptions must be attached to the Title Commitment.

      Buyer shall be allowed ten (10) business days after receipt of the Title Commitment and copies of all underlying documents or until the end of the Due Diligence Period, whichever is later to be consistent with Section 8.01 hereof, for examination and the making of any objections thereto, said objections to be made in writing or deemed waived. If any objections are so made, the Seller shall be allowed thirty
(30) days to cure such objections or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to cure Buyer's objections, or is unable to obtain insurable title within said thirty (30) day period, Buyer may terminate this Agreement by written notice to Seller within three (3) days after the expiration of said thirty (30) day period and this Agreement shall be null and void and of no further force and effect (and the Earnest Money shall be returned in full to Buyer immediately and neither party shall have any further duties or obligations to the other hereunder).

      The Buyer shall also have five (5) business days to review and approve any easement, lien, hypothecation or other encumbrance placed of record affecting the Property after the date of the Title Commitment. If necessary, the Closing Date shall be extended by the number of days necessary for the Buyer to have Five (5) business days to review any such items. Such Five (5) business day review period shall commence on the date the Buyer is provided with a legible copy of the instrument creating such exception to title.

The Seller agrees to inform the Buyer of any item executed by the Seller placed of record affecting the Property after the date of the Title Commitment. If any objections are so made, the Seller shall be allowed thirty (30) days to cure such objections or in the alternative to obtain a commitment for insurable title insuring over Buyer's objections. If Seller shall decide to make no efforts to cure Buyer's objections, or is unable to obtain insurable title within said thirty (30) day period, Buyer may terminate this Agreement by written notice to Seller within three (3) days after the expiration of said thirty (30) day period and this Agreement shall be null and void and of no further force and effect (and the Earnest Money shall be returned in full to Buyer immediately and neither party shall have any further duties or obligations to the other hereunder).

     7. SITE INSPECTION. As a condition precedent to Buyer's obligations hereunder, the Property shall be inspected and approved by Buyer, in Buyer's sole discretion. Said inspection shall be completed within the Due Diligence Period, and Buyer shall provide Seller with its written notice of any disapproval of the Premises prior to, the expiration of the Due Diligence Period. If Buyer fails to provide its written notice of disapproval prior to expiration of the due diligence period, the condition precedent set forth in this Section 7 shall be deemed waived by Buyer.

     8.   DUE DILIGENCE AND DUE DILIGENCE PERIODS.

     8.01 Due Diligence Documents and Due Diligence Period. Buyer shall have thirty-five (35) days from the full execution of this Agreement (the "Due Diligence Period") to conduct all of its inspections, due diligence and review to satisfy itself regarding each item, the Property and this transaction. The following Due Diligence Documents, to the extent such documents are in Seller's possession, are to be delivered by Seller at Seller's expense (unless specifically designated herein to be obtained by Buyer), to Buyer within five (5) days of the full execution of this Agreement:

     a) Copy of Seller's existing Owner's Title Policy for the Property with copies of its underlying documents that are in Seller's possession;

     b) Copy of any survey of the Property. Buyer shall within five (5) business days after receipt of Seller's survey to, at its own expense, order an updated ALTA survey if Buyer shall desire such. Buyer shall have the Due Diligence Period to review and approve the updated ALTA survey;

     c) A copy of the package submitted to Tenant upon completion of the improvements on the Property and a copy of Tenant's Project Acceptance Letter;

     d) A complete copy of the Lease, along with and any amendments thereto, including but not limited to lease amendments, commencement date agreements, memorandum of lease, assignments of lease and/or letter agreements;

     e) Copy of any Phase I environmental report completed by Seller for the Property. Buyer shall be responsible for obtaining an updated Phase I environmental report, at its sole expense, and shall have until the end of the Due Diligence Period to review and approve of the same;

     f) Any zoning information concerning the current zoning of the Property;

     g) Copy of the Tenant's insurance certificate for the Property;

     h)   Copy of the soils report;

     i) Copy of the Certificate of Occupancy from the governing municipality;

     j) Copy of the Certificate of Substantial Completion executed by the project architect and/or general contractor for the improvements;

     k) Copies of the existing final building plans and specifications for the improvements on the Property;

     l) Copies of any and all certificates, permits, licenses and other authorizations of any governmental body or authority which are necessary to permit the use and occupancy of the improvements;

     m) Copy of the most recent real estate tax statement for the Property;


     n) A copy of the existing store sales of the Property for the last six months, and if currently in Seller's possession, the store sales numbers for the last three years, or the number of years the store has been open if less than three years;

     o) A rent accounting for the last twelve (12) months showing when Seller received each check from Tenant;

     p)   Proposed Limited Warranty Deed; and

     q)   Copy of the warranty for the roof.

     (All of the above described documents (a) through (q) are hereinafter collectively the "Due Diligence Documents"). The Due Diligence Documents shall be sent under cover of correspondence from Seller to Buyer advising Buyer of which of the Due Diligence Documents are not being provided because they are not in Seller's possession.

      After receipt and review of the Due Diligence Documents or after Buyer's inspection of the Property, Buyer may cancel this Agreement for any reason, in its sole discretion, by delivering a cancellation notice, return receipt requested, to Seller and Closing Agent on or before the expiration of the Due Diligence Period and the Earnest Money shall be returned in full to Buyer immediately and neither party shall have any further duties or obligations to the other hereunder. Such notice shall be deemed effective upon receipt by Seller.

     If notice of termination is not given on or before the expiration of the Due Diligence Period, all such matters shall be deemed acceptable and all such conditions satisfied and/or waived and the right to termination under Section 8.01 shall be extinguished and the Earnest Money shall be non-refundable to Buyer and Closing Agent shall release the Deposit to Seller, except in the event: of Seller's default; based upon receipt of materially adverse information as set forth in
Section 8.03; or except as otherwise set forth herein, in which case the Earnest Money shall be returned to Buyer.

     8.02 Form of Closing Documents. Prior to the end of the Due Diligence Period, Seller shall, at its sole expense, provide to Buyer the following documents, and Seller and Buyer shall agree on the form of the following documents to be delivered to Buyer on the Closing Date by Seller as set forth in Section 14 hereof:

     (a)  Limited warranty deed;

     (b)  Seller's Affidavit;

     (c)  FIRPTA Affidavit;

     (d) Assignment and Assumption of the Lease, wherein Seller shall indemnify Buyer from and against any and all obligations accruing under the Lease prior to the Closing Date and Buyer shall indemnify Seller from and against any and all obligations accruing under the Lease from and after the Closing Date;

     (e) Assignment of warranties in the form as attached hereto and incorporated herein as Exhibit "B"; and

     (f) Estoppel from Tenant, in the form as attached hereto and incorporated herein as Exhibit "C".

In the event that Seller and Buyer do not reach mutual agreement on the form of the above described documents (a) through (f) prior to the end of the Due Diligence Period, this Agreement may be terminated by either Seller or Buyer and the Earnest Money shall be returned in full to the Buyer immediately and neither party shall have any further duties or obligations to the other hereunder.

     8.03 Adverse Change Due Diligence Documents and Adverse Change Review Period. As soon as available, but in any event no later than at least ten (10) business days prior to the Closing Date (the "Adverse Change Review Period"), Seller shall deliver to Buyer the following items for review and acceptance:

       (a) Any documents or written summary of facts known to Seller that materially change or render incomplete, invalid, or inaccurate any of the Due Diligence Documents (collectively, if any, the "Adverse Change Due Diligence Documents").

     Buyer shall have ten (10) business days to examine and to accept all of the above-described Adverse Change Due Diligence Documents. After Buyer's receipt and review of the Adverse Change Due Diligence Documents, Buyer may cancel this Agreement if any of the Adverse Change Due Diligence Documents are not acceptable to Buyer, in its sole discretion, by delivering a cancellation notice, as provided herein, to Seller and Closing Agent prior to the end of the Adverse Change Review Period. Such notice shall be deemed effective upon receipt by Seller. If Buyer so terminates this Agreement, the Earnest Money shall be returned in full to Buyer immediately and thereafter neither party shall have any further duties or obligations to the other hereunder.

      It shall be a condition precedent to Buyer's obligations to close hereunder that there have been no material changes in any of the information reflected in the Due Diligence Documents or Adverse Change Due Diligence Documents after the date of such document and prior to closing.

      Until this Agreement is terminated or the Closing has occurred, the Seller shall deliver to the Buyer any documentation that comes in the Seller's possession that modifies any of the Due Diligence Documents or Adverse Change Due Diligence Documents, including the Lease and the Guaranty, or could render any of the Due Diligence Documents or Adverse Change Due Diligence Documents materially inaccurate, incomplete or invalid. The Buyer shall, in any event, have five (5) business days before the Closing Date to review any such document and, if necessary, the Closing Date shall be extended by the number of days necessary for the Buyer to have five (5) business days to review any such document or documents.

     9.   CLOSING COSTS.    Seller shall pay the following costs of
closing, including, but not limited to, one-half of the recording costs associated with the Limited Warranty Deed and Assignment and Assumption of Lease, one-half of the transfer taxes and/or transfer fees, one-half of any and all escrow fees  charged  by the Closing Agent, cost of deed preparation, any  and  all brokerage commissions owed by Seller to  Calkain
Companies,   Inc.,   the   costs   of   the   updated    title
commitment/search,  the  costs of  the  Owner's  Title  policy
premium,   and   all  costs  associated  with  recording   any
document(s) or instrument(s) necessary to cure any title objections raised by Buyer and which Seller agrees to cure.

     Buyer shall pay the following costs of closing, including but not limited to, one-half of the transfer taxes and/or transfer fees, one-half of the recording costs associated with the Limited Warranty Deed and Assignment and Assumption of Lease, one-half of any and all escrow fees charged by the Closing Agent, and any and all costs associated with obtaining its required endorsements to the Owner's Title Policy. At Closing, Buyer shall reimburse Seller in the amount of $333.33 for the cost of the Owner's Title policy premium.

     Each party will pay its own attorneys' fees to close this transaction.

     10. REAL ESTATE TAXES AND ASSESSMENTS. To Seller's actual knowledge, all real estate taxes and installments of special assessments due and payable on or before the Closing Date have been or will be paid in full as of the Closing Date.

      11. PRORATIONS. The Buyer and the Seller, as of the Closing Date, shall prorate: (i) all rent due under the Lease, if any, (ii) ad valorem taxes, personal property taxes, charges or assignments affecting the Property (on a calendar year basis), (iii) utility charges, including charges for water, gas, electricity, and sewer, if any, (iv) other expenses relating to the Property which have accrued but not paid as of the Closing Date, based upon the most current ascertainable tax bill and other relevant billing information, including any charges arising under any of the encumbrances to the Property. To the extent that information for any such proration is not available on the Closing Date or if the actual amount of such taxes, charges or expenses differs from the amount used in the prorations at closing, then the parties shall make any adjustments necessary so that the prorations at closing are adjusted based upon the actual amount of such taxes, charges or expenses. The parties agree to make such reprorations as soon as possible after the actual amount of real estate taxes, charges or expenses prorated at closing becomes available. This provision and the respective obligations of the parties shall survive Closing.

     12.   SELLER'S  REPRESENTATIONS AND  WARRANTIES.   Seller
represents and warrants as of this date and to the best of Seller's actual knowledge, without investigation or inquiry that:

     (a) Except for the Lease between Seller and Tenant, and those matters disclosed in the materials delivered to Buyer pursuant to Sections 6 and 8, it is not aware of any other leases with respect to the Property.

     (b) Seller has all requisite power and authority to consummate the transaction contemplated by this
          Agreement   and  has  by  proper  proceedings   duly
          authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereunder.

     (c)  It does not have any actions or proceedings pending,
          which would materially affect the Property or Tenant
          or   Guarantor,  except  matters  fully  covered  by
          insurance;

     (d) The consummation of the transactions contemplated hereunder, and the performance of this Agreement and the delivery of the limited warranty deed to Buyer, will not result in any breach of, or constitute a default under, any instrument to which Seller is a party or by which Seller may be bound or affected;

     (e)  Intentionally deleted;

     (f)  The  Property  is  in good condition,  substantially
          undamaged  by fire and other hazards,  and  has  not
          been   made   the   subject  of   any   condemnation
          proceeding;

     (g) The use and operation of the Property now is in full compliance with applicable local, state and federal laws, ordinances, regulations and requirements;

      (h) The Property is not in violation of any federal, state or local law, ordinance or regulations relating to industrial hygiene or to the environmental conditions, on, under or about the Property. For purposes of this Section 12(h), Seller's "actual knowledge" shall mean the information set forth in that certain Phase I Environmental Assessment prepared by Kilbane Environmental, Inc. and dated December 8, 2003;

     (i) There is no proceeding by any governmental authority with respect to the presence of hazardous materials on the Property or the migration of hazardous materials to other property; and

     (h) These Seller's representations and warranties deemed to be true and correct as of the Closing Date. If the Seller shall notify Buyer of a change in its representation and warranties prior to the Closing Date, the Buyer shall get five (5) business days to review such change and terminate this Purchase Agreement if Buyer deems necessary. If Buyer so terminates this Agreement, the Earnest Money shall be returned in full to Buyer immediately.

     These representations and warranties shall survive the Closing for a period of ninety (90) days.

     13.    BUYER'S  REPRESENTATIONS  AND  WARRANTIES.   Buyer
represents and warrants to Seller that:

     (a)  Buyer  has  all  requisite power  and  authority  to
          consummate  the  transaction  contemplated  by  this
          Agreement   and  has  by  proper  proceedings   duly
          authorized the execution and delivery of this Agreement and the consummation of the transaction contemplated hereunder;

     (b) Neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereunder will violate or be in conflict with any agreement or instrument to which Buyer is a party or by which Buyer is bound;

     These Buyer's representations and warranties deemed to be true and correct as of the Closing Date and shall survive the Closing for a period of ninety (90) days.

     14.  CLOSING.

     (a) On or before the Closing Date, with simultaneous copy to Buyer, Seller will deposit into escrow with the Closing Agent the following documents on or before the Closing
Date:

     (1) A limited warranty deed conveying title to the Property to Buyer, in form and substance as agreed to between Seller and Buyer during the Due Diligence Period;

     (2) Estoppel letter from Tenant, in form attached hereto as Exhibit "C";

     (3) Affidavit of Seller, in form and substance as agreed to between Seller and Buyer during the Due Diligence Period;

     (4) FIRPTA Affidavit, in form and substance as agreed to between Seller and Buyer during the Due Diligence Period;

     (5) Seller's counterpart to the Assignment and Assumption of the Lease, in form and substance as agreed to between Seller and Buyer during the Due Diligence Period;

     (6) Assignment and assumption of warranties in the form and substance as attached hereto and incorporated herein as Exhibit "B";

     (7) The original Lease, and originals of any and all documentation modifying the Lease, including but not limited to: lease amendments, commencement agreements, memorandum of lease, assignments of lease and/or letter agreements;

     (8) Tenant's Certificate of Insurance naming Buyer as additional insured and/or loss payee, as required by the Lease;

     (9)  A  down dated title commitment for an Owner's  Title
          Insurance Policy; reflecting only permitted exceptions approved by Buyer during the Due Diligence Period and including all endorsements required by Buyer;

     (10) A letter from Seller to Buyer itemizing (in percentages totaling 100%), the following percentages of costs of the
          Property:   land  acquisition, soft costs,  building
          construction, and site work; and

     (11) Notice of Sale to Tenant.

(b) On or before the Closing Date, Buyer will deposit the following: i) the Purchase Price with the Closing Agent; and
ii) its counterpart to the Assignment and Assumption of Lease.

(c) Both parties will sign and deliver to the Closing Agent any other documents reasonably required by the Closing Agent and/or the Title Company, including, but not limited to a settlement statement.

     15. TERMINATION. This Agreement may be terminated prior to closing at Buyer's option (AND THE EARNEST MONEY RETURNED
TO BUYER IN FULL IMMEDIATELY) in the event of any of the following occurrences:

     (a) Seller fails to comply with any term of this Agreement for a period of ten (10) days after receipt of written notice from Buyer to Seller requesting compliance. However, if such matter cannot be cured within ten (10) days, and Seller has commenced cure within such ten (10) day period and is diligently pursuing such cure, Seller shall be afforded such additional time, not to exceed thirty
          (30) days, as is necessary to cure such matter. If necessary, the Closing Date shall be extended so long as Seller is diligently pursuing a cure pursuant to this Section 15(a);

     (b)  Any   representation  made  or  contained   in   any
          submission from Seller or Tenant, or in the Due Diligence Documents, proves to be untrue, substantially false or misleading at any time prior to the Closing Date;

     (c) There shall be a material action, suit or proceeding pending or threatened against Seller which affects
          Seller's ability to perform under this Agreement;

     (d) Seller or Tenant shall be dissolved, liquidated or wound up;

     (e) Notice of termination is given by Buyer pursuant to any other Section of this Agreement within the applicable time periods.

     16. DAMAGES, DESTRUCTION AND EMINENT DOMAIN. If, prior to the Closing Date, the Property, or any part thereof, should be destroyed or further damaged by fire, the elements, or any cause, due to events occurring subsequent to the date of this Agreement (which damage exceeds 10% of the Purchase Price of the Property or abates payment of rent by Tenant or renders the Lease invalid), this Agreement shall become null and void, at Buyer's option, exercised by written notice to Seller within ten (10) business days after Buyer has received written notice from Seller of said destruction or damage. Seller, however, shall have the right to adjust or settle any insured loss until (a) all contingencies set forth in Section 8 hereof have been satisfied, or waived; and (b) any period provided for above in Section 8 hereof for Buyer to elect to terminate this Agreement has expired or Buyer has, by written notice to Seller, waived Buyer's right to terminate this Agreement. If Buyer elects to proceed and to consummate the purchase despite said damage or destruction, there shall be no reduction in or abatement of the Purchase Price, and Seller shall assign to Buyer the Seller's right, title and interest in and to all insurance proceeds resulting form said damage or destruction to the extent that the same are payable with respect to damage to the Property, subject to rights of the Tenant.

      If prior to closing, the Property, or any part thereof, is taken by eminent domain (which taking delays commencement of the Lease or delays payment of rent by the Tenant or renders the Lease invalid) this Agreement shall become null and void, at Buyer's option. If Buyer elects to proceed and to consummate the purchase despite said taking, there shall be no reduction in, or abatement of, the Purchase Price and Seller shall assign to Buyer all the Seller's right, title and interest in and to any award made, or to be made, in the condemnation proceeding, subject to the rights of the Tenant.

      In the event that this Agreement is terminated by Buyer as provided above, the Earnest Money shall be returned to Buyer immediately after execution by Buyer of such documents reasonably requested by Seller to evidence the termination hereof.

     17. NOTICES. All notices from either of the parties hereto to the other shall be in writing and shall be considered to have been duly given or served if sent by first class certified mail, return receipt requested, postage prepaid, or by a nationally recognized courier service guaranteeing  overnight delivery to the party at  his  or  its address set forth below, or by facsimile transaction to the respective fax number(s) set forth below with printed confirmation of receipt thereof, or to such other address as such party may hereafter designate by written notice to the other party. Notice given in accordance herewith shall be effective upon delivery to the address of the addressee. Any notice given by facsimile transmission shall be followed by a hard copy or by hand delivery.

If to Seller:        Blue Bell Partners, LLC
                     c/o Core Resources, Inc.
                     Attn:  David A. Kitzmiller
                     7795 Five Mile Road
                     Cincinnati, Ohio  45230
                     Phone:  513-699-8855
                     Fax:  513-731-8885
                     Email: dkitzmiller@core-1.com

With a copy to:

                     Blue Bell Partners, LLC
                     c/o Core Resources, Inc.
                     Attn:  Ronald G. Smith, Esq.
                     7795 Five Mile Road
                     Cincinnati, Ohio  45230
                     Phone:  513-699-8857
                     Fax:  513-731-8885
                     Email: rsmith@core-1.com

If to Buyer:
                     AEI Fund Management, Inc.
                     1300 Wells Fargo Center
                     30 E. 7th Street
                     St. Paul, Minnesota 55101
                     Attention: George Rerat, Director of Acquisitions Phone No.: (651) 227-7333
                     Fax:  (651) -225-8144
                     Email:  grerat@aeifunds.com

With a copy to:

                     Michael Daugherty
                     Daugherty Law Firm
                     30 East Seventh Street, Ste 1300
                     St. Paul, Minnesota 55101
                     Phone:  (612) 720-0777
                     Fax:  612-677-3181
                     E-Mail: mbdlaw@usinternet.com


     18.  MISCELLANEOUS.

     a. This Agreement may be amended only by written agreement signed by both Seller and Buyer, and all waivers must be in
writing  and  signed by the waiving party.   Time  is  of  the
essence.  This Agreement will not be construed for or  against a  party whether or not that party has drafted this Agreement.
If there is any action or proceeding between the parties relating to this Agreement, the prevailing party will be
entitled  to recover attorney's fees and costs.   This  is  an
integrated agreement containing all agreements of the parties about the Property and the other matters described, and it
supersedes  any  other agreement or understandings.   Exhibits
attached   to  this  Agreement  are  incorporated  into   this
Agreement.

     b. If the transaction contemplated hereunder does not close by the Closing Date, through no fault of Buyer, Buyer may either, at its election, extend the Closing Date, or terminate this Agreement and receive its Earnest Money back in full
immediately.    If  the  transaction  contemplated   by   this
Agreement does not close by the Closing Date, through no fault of Seller, Seller may either, at its election, extend the Closing Date, or terminate this Agreement and promptly receive the Earnest Money as liquidated damages.

     c. This Agreement shall be assignable by Buyer, at its option, in whole or in part, in such manner as Buyer may determine, to an affiliate of affiliates of Buyer, following written notice to Seller. However, an assignment by Buyer pursuant to this Section 18.c. shall not reliever Buyer of its obligations under this Agreement.

     d. Seller shall pay any and all real estate commissions due and payable to any broker claiming commission by and through its representation of Seller.

     e. Buyer hereby represents and warrants that it is not represented by any broker on this transaction and no real estate commissions are due and payable to any broker.

      f. When executed by both parties, this Agreement will be a binding agreement for valid and sufficient consideration which will bind and benefit Seller, Buyer and their respective successors and assigns.

     g. The parties have entered into a separate Purchase and Sale Agreement ("Batesville Agreement"), dated the date hereof, pursuant to which Buyer is to purchase certain real property from Seller commonly known as 1052 State Road 229 North, Batesville, Indiana. The parties hereby acknowledge, understand, and agree that the closing of the transactions contemplated in this Agreement and the transactions
contemplated   in   the  Batesville  Agreement   are   to   be
simultaneous and that if the Batesville Agreement is terminated, or the transactions contemplated by the Batesville Agreement should fail to close, this Agreement shall terminate and neither party shall have any further obligations, except those that expressly survive termination of this Agreement.

     Buyer is submitting this offer by signing a copy of this Agreement and delivering it to Seller. Seller has until the ____ day of ___________________, 2006, within which time to accept  this offer by signing and returning this Agreement  to
Buyer. When executed by both parties, this Agreement will be a binding agreement for valid and sufficient consideration which will bind and benefit Seller, Buyer, and their respective successors.



          [SIGNATURES ARE TO FOLLOW ON THE NEXT PAGE]



      IN  WITNESS WHEREOF, Seller and Buyer have executed this
Agreement effective as of the date last set forth below.


SELLER:

BLUE BELL PARTNERS, LLC



By: /s/ David A Kitzmiller
Its:    Authorized Member
Date: March 01, 2006



STATE OF OHIO      )
                    ) ss.
COUNTY OF HAMILTON)

      On this 1st day of March, 2006, before me, the undersigned, a Notary Public in and for said State, personally appeared David A Kitzmiller, personally known to me to be the person who executed the within instrument as the authorized member of Blue Bell Partners LLC, an Ohio limited liability company on behalf of said corporation.


                          /s/ Ronald Glen Smith
                              Notary Public

[Notary Seal]


[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.
         SIGNATURES TO CONTINUE ON THE FOLLOWING PAGE]


BUYER:

AEI FUND MANAGEMENT, INC.

By:  /s/Robert P Johnson
        Robert P. Johnson, its President
Date:   March 9, 2006


STATE OF MINNESOTA)
                  ) ss.
COUNTY OF RAMSEY  )

      On this 9th day of March, 2006, before me, the undersigned, a Notary Public in and for said State, personally Robert P. Johnson, personally known to me to be the person who executed the within instrument as the President of AEI Fund Management, Inc., a Minnesota corporation, on behalf of said corporation.


                          /s/ Jennifer L Schriner
                              Notary Public


[Notary Seal]

                          EXHIBIT "A"

                       LEGAL DESCRIPTION




   DESCRIPTION FOR,: Core Resourees,Inc

   LOCATION:          University
                      Boulevard, City of
                      Middletown Lot 20
                      1.58
                      0.8801 Acres

   Situate  in  Section 22, Town 2, Range  4,  City  of
   Middletown, Third Ward, Butler County, Ohio, and being all of Consolidated Lot No. 2,0158, consisting of part of Lot 692 and all of Lots 693, 694, 695, 696, 697 and 698 of the Plat of the City of Middletown, and being more particularly described as follows:

   Beginning in 5/8" iron pin existing in the northwest corner of said Lot 20158, said iron pin being in the intersection of the south right of way line of Manchester Avenue and the east right of way line of University Boulevard; thence in said south right of way line of .Manchester
   Avenue, South 76 14'46" East, 202.44 feet to a
   5/8" iron pin set in the northeast corner of said
   Lot 20158, said iron pin also being in the northwest corner of Lot 20159; thence in said west muir ci said Lot 20139 and in the cast line of said Lot 201.58, South 14 00'12" West, 180.18 feet to a fling nail set in the southeast corner of Lot 20138, said rung nail also being in the north right of way line of a 16' wide alley; thence in said north right of way line of a 16 wide alley, North 76"00'09" West, 178.03 feet to a 5/8" iron pill existing in i comer of a right of way take as shown in the City of Middletown, Ohio, University
   Boulevard, Grand Avenue to Miami Avenue, No. A-21-3
   Right of Way Plans; thence

   in the right of way lines of said Right of Way Plans, the following five courses:

   1. North 1359'51" East, 1.74-feet to a 5/8" iron pin existing., thence
   2.   North 76 00'09" West, 19:53 feet to a cross notch existing;
        thence
   3.   along an arc deflecting to the right, having a radius of
        40.00 feet, an arc distance of
        26.53 feet, said arc bears North 41'08'13" West, 26.05 feet to a cross notch existing, thence
   4. along an arc deflecting to the left, having a radius of 64:00 feet, an .arc distance of 22.33 feet, said arc bears North 18 43'24" East, 22.22 feet to a cross notch existing;
          thence
   5.   along an arc deflecting to the right, having a radius of
        292.00 feet, an arc distance of 84.37 feet, said arc bears North 17'00'18" East, 84.0'7 feet to a cross notch existing;
          thence
   6. North 64 43'03" West, 1.00 feet to a cross notch existing in the west line of aforesaid Lot 20158; thence


        10172 International Boulevard Cincinnati, Ohio 45246
              Tel: 513.942.9420   Fax: 513.860.8220



    In the west line of said Lot 20158, North

    25"16'57" East, 57.50  feet to the point of

    beginning. Containing +/- 0.8801 acres, or 38,337

    square feet of land.

    Subject to all easements, covenants and restrictions of record.

    The above description is the result of a field survey supervised by Patrick S. Finn of Preferred
    Surveying Company, Inc., Ohio Registered Surveyor
    No. 7181, dated  12-January 2004.

    The above described real estate is a part of the same premises conveyed to :Davis Holdings, Ltd, by (Iced recorded in Official Record 6050, Page 1640, of the Butler County,
    Ohio Recorder's Office.




         10172 International Boulevard Cincinnati, Ohio  45246

               Tel: 513.942.9420   Fax: 513.860.8220